UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 1, 2010

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Each month the Chief Executive Officer of the Bank issues a 'Report from the President' (the "Report") to each shareholder. Such Reports may contain information that may be important to security holders. A copy of the Report to shareholders for the month of May 2010 issued on June 1, 2010 appears below.

June 1, 2010

TO: All Stockholders
(Individually Addressed)

SUBJECT: Report for the Month

At the Bank

FHLBNY Declares a 4.25% Dividend for the First Quarter of 2010

On May 13, 2010, the Board of Directors of the Federal Home Loan Bank of New York ("FHLBNY") approved a dividend rate for the first quarter of 2010 of 4.25% (annualized). The FHLBNY’s dividend rate for the fourth quarter of 2009 was 5.60%. The dollar amount of the first quarter dividend was approximately $52.6 million. The cash dividend was distributed to member financial institutions on May 14, 2010.

The dividend, which was the second-highest in the Federal Home Loan Bank System for the quarter, reflects the FHLBNY’s low-risk profile/conservative investment strategy and is reflective of a low-interest-rate business environment coupled with increased earnings volatility caused by evolving accounting standards. The payout represents approximately 98% of net income for the quarter. The remaining 2% of net income was put toward building retained earnings. After the dividend payment, retained earnings as of March 31, 2010, were approximately $619 million.

We are able to continue to pay a solid dividend because the FHLBNY continues to perform well and we have none of the private-label mortgage-backed securities on our books that, as Federal Housing Finance Agency ("FHFA") Acting Director Edward J. DeMarco stated in his testimony before the U.S. House of Representatives Subcommittee on Capital Markets, Insurance and Government Sponsored Enterprises on May 26, 2010, " . . . contribute to safety and soundness concerns at certain FHLBank . . . ." As a result of these concerns, the FHFA recently issued a notice of proposed rulemaking regarding investments requesting comments on whether more restrictive limits or other modifications to current MBS investment requirements are needed. We will continue to monitor this development.

Acting Director DeMarco also stated in his testimony that the "FHFA is looking for the FHLBanks to return to more traditional operations and activities, with a focus on the advances (collateralized loans) to member institutions. . . ." At the FHLBNY, we continue to maintain our focus on the System’s traditional operations and activities; in short, we are – and will continue to be – an "advances bank." By sticking to our knitting, we have been able to remain a strong performer.

In Washington

Reform remains the watchword in Washington, D.C. On Thursday, May 20, by a vote of 59 to 39, the Senate passed its version of the Financial Regulatory Reform Act, a sweeping financial reform bill. Next, the action will move to a conference committee, where an attempt will be made to reconcile the differences between the Senate and House versions of the financial reform bills. Unfortunately, there remain some provisions in these versions of the bills that could negatively impact the Federal Home Loan Bank System if they are included in the final legislation. The proposed fixes to these issues are as follows:

• Excluding the Federal Home Loan Banks from the Senate bill’s "concentration limit" provision;

• Giving Federal Home Loan Bank obligations the same exclusions as other agency debt for purposes of the "Volcker Rule" included in the Senate bill;

• Removing the Federal Home Loan Banks from the Senate bill’s provisions applying bank capital rules to Systemically important institutions (included by the "Collins" amendment); and

• Excluding the Federal Home Loan Bank from the House bill’s 15-to-1 leverage limit.

The Federal Home Loan Bank System has proved itself to be vital to the nation’s economy time and again during this recent financial crisis, and though reform in certain financial sectors is needed, it is important that Congress not throw the baby out with the bathwater. As such, it is imperative that the Home Loan Banks and our members weigh in on these issues. New York’s Senator Schumer will serve as a Senate conferee, and while no final announcement has been made on who will serve from the House, it is expected that New York’s Representatives Maloney and Meeks and New Jersey’s Representative Garrett will also sit on the committee.

Enclosed for your use is a sample letter that you may consider sending to Senator Schumer and Representatives Maloney, Meeks, and Garrett. To ensure that your views are received in a timely fashion, please consider sending an e-mail and/or fax (as well as mailing a letter). I have taken the liberty of including the contact information. In addition, please feel free to communicate your concern over these matters to the other members of the New York and New Jersey delegations, asking them to indicate their support to have these issues resolved favorably for the Federal Home Loan Banks.

We will follow up with you regarding these matters as developments warrant.
In his closing statement to Congress in his recent testimony, FHFA Acting Director DeMarco outlined three critical activities that the Federal government must address in any future housing finance system. These activities are:

• Ensuring that the mortgage market has adequate sources of liquidity;

• Having the ability to avoid and, if necessary, absorb credit risk; and

• Promoting the availability of mortgage credit.

Promoting the availability of mortgage credit to our communities is what you and I do every day. Throughout the most recent crisis, the Federal Home Loan Banks have ensured that the mortgage market has had uninterrupted access to liquidity. As Congress sets out to reform our financial system, it is more important than ever that we remind our legislators that there is no need to fix what is not broken.

Sincerely,

Alfred A. DelliBovi
President

Enclosure

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected," "expects," "may," or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Copy of sample letter to Senator Schumer, Congresswoman Maloney, and Congressmen Meeks and Garrett and to other members of the New York and New Jersey delegations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

June 1, 2010	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Copy of sample letter to Senator Schumer, Congresswoman Maloney, and Congressmen Meeks and Garrett and to other members of the New York and New Jersey delegations.